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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Patterson Energy, Inc. on Form S-8 (File No.'s 333-47917, 33-97972, 33-39471
and 33-35399) and on Forms S-3, as amended, (File No.'s 333-43739 and 333-39537) of our report dated March 1, 1999, on our audits of the consolidated financial statements of Patterson Energy, Inc. as of December 31, 1997 and 1998 and for the years ended December 31, 1996, 1997 and 1998, which report is included in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

Dallas, Texas
March 31, 1999